                                                                               .
                                                                               .
                                                                               .
                                                                     Exhibit 3.1

                                                                                        -------------------------------------------
[OHIO SEAL]         PRESCRIBED BY J. KENNETH BLACKWELL                                  EXPEDITE THIS FORM: (SELECT ONE)
                                                                                        -------------------------------------------
                         Ohio Secretary of State                                        MAIL FORM TO ONE OF THE FOLLOWING:
                                                                                        -------------------------------------------
                      Central Ohio: (614) 466-3910                                               PO Box 1390
                 Toll Free: 1-877-SOS-FILE (1-877-767-3453)                             [X] Yes  Columbus, OH 43216
                                                                                        *** REQUIRES AN ADDITIONAL FEE OF $100 ***
                                                                                        -------------------------------------------
www.state.oh.us/sos                                                                              PO Box 1028
-------------------                                                                     [ ] No   Columbus, OH 43216
e-mail:  busserv@sos.state.oh.us                                                        -------------------------------------------

                           CERTIFICATE OF AMENDMENT BY
                            SHAREHOLDERS OR MEMBERS
                                   (Domestic)
                                Filing Fee $50.00


(CHECK ONLY ONE (1) BOX)

-----------------------------------------------------------------------------------------------------------------------------------
(1) Domestic for Profit                                             (2) Domestic Non-Profit
    [X]  Amended                   [ ]  Amendment                       [ ]  Amended                  [ ]  Amendment
         (122-AMAP)                     (125-AMDS)                           (126-AMAN)                    (128-AMD)
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
COMPLETE THE GENERAL INFORMATION IN THIS SECTION FOR THE BOX CHECKED ABOVE.
------------------------------------------------------------------------------------------

Name of Corporation                ProCentury Corporation
                                   ------------------------------------------------------------------------------------------------

Charter Number                     1170133
                                   -------------------------------------------------------

Name of Officer                    Edward F. Feighan
                                   -------------------------------------------------------

Title                              President
                                   -------------------------------------------------------

[X]  Please check if additional provisions attached.

The above named Ohio corporation, does hereby certify that:

[ ]  A meeting of the              [ ]  shareholders          [ ]  members was duly called and held on
                                                                                                         --------------------------
                                                                                                                  (Date)

at which meeting a quorum was present in person or by proxy, based upon the quorum present, an affirmative vote was cast which
entitled them to exercise                 % as the voting power of the corporation.
                          ----------------


[X]  In a writing signed by all of the [X] shareholders [ ] members who would be entitled to the notice of a meeting or such other proportion not less than a majority as the articles of regulations or bylaws permit.

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
CLAUSE APPLIES IF AMENDED BOX IS CHECKED.
-----------------------------------------------------

Resolved, that the following amended articles of incorporations be and the same are hereby adopted to supercede and take the place of the existing articles of incorporation and all amendments thereto.

-----------------------------------------------------------------------------------------------------------------------------------




541                              Page 1 of 2             Last Revised: May 2002

-----------------------------------------------------------------------------------------------------------------------------------
ALL OF THE FOLLOWING INFORMATION MUST BE COMPLETED IF AN AMENDED BOX IS CHECKED.
IF AN AMENDMENT BOX IS CHECKED, COMPLETE THE AREAS THAT APPLY.
---------------------------------------------------------------------------------------------------

FIRST:       The name of the corporation is:         ProCentury Corporation
                                                     ------------------------------------------------------------------------------

SECOND:      The place in the State of Ohio where its principal office is located is in the City of:

             Westerville                                                           Delaware
             ---------------------------------------------------------  ---------------------------------
             (city, village or township)                                           (county)

THIRD:       The purposes of the corporation are as follows:

                -------------------------------------------------------------------------------------------------------------------
                To engage in any lawful act, activity or business not contrary to and for which a Corporation may be formed under the laws of the State of Ohio, and to have and exercise all powers, rights and privileges conferred by the laws of
                Ohio on corporations, including, but not limited to, buying, leasing or otherwise acquiring and holding, using or otherwise enjoying and selling, leasing or otherwise disposing of any interest in any property, real or personal, of whatever nature and wheresoever situated, and buying and selling stocks, bonds, or any other security of any issuer as the Corporation by action of its Board of Directors may, at any time and from time to time, deem advisable.

                -------------------------------------------------------------------------------------------------------------------


FOURTH:      The number of shares which the corporation is authorized to have outstanding is:                    21,000,000
                                                                                                        ---------------------------
                   (DOES NOT APPLY TO BOX (2))

-----------------------------------------------------------------------------------------------------------------------------------



                                   -------------------------------------------------------         --------------------------------

   REQUIRED                        /s/ Edward F. Feighan                                           4-21-2004
Must be authenticated              -------------------------------------------------------         --------------------------------
(SIGNED) by an authorized          Authorized Representative                                       Date
representative                     Edward F. Feighan, President
        (SEE INSTRUCTIONS)

                                   -------------------------------------------------------         --------------------------------


                                   -------------------------------------------------------         --------------------------------
                                   Authorized Representative                                       Date



                                   -------------------------------------------------------         --------------------------------


                                   -------------------------------------------------------         --------------------------------
                                   Authorized Representative                                       Date


541                              Page 2 of 2             Last Revised: May 2002

                              ADDITIONAL PROVISIONS
                                     TO THE
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                             PROCENTURY CORPORATION

Fourth Article (continued)

4.    CAPITAL STOCK          I.       CAPITAL STOCK.  The total number of
      -------------                   shares which the Corporation shall have
      (CONTINUED)                     authority to issue is Twenty One Million
      -----------                     (21,000,000) shares, of which Twenty
                                      Million (20,000,000), each without par
                                      value, shall be of a class designated
                                      "Common Shares", and One Million
                                      (1,000,000), each without par value, shall be of a class designated "Preferred
                                      Shares".

                             II. PREFERRED SHARES. The Board of Directors is authorized to provide for the issuance from time to time in one or more series of any number of authorized and unissued Preferred Shares. Subject to the provisions of this ARTICLE 4 and the limitations prescribed by law, the Board of Directors is expressly authorized to adopt amendments to these Amended and Restated Articles of Incorporation in respect of any unissued or treasury Preferred Shares and thereby establish or change the number of shares to be included in each such series and fix the designation and relative rights, preferences, qualifications and limitations or restrictions of the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:


                                           A. The distinguishing designation of
                                      such series and the number of shares which shall constitute such series;


                                           B. The rate or rates of dividends
                                      payable on shares of such series, the
                                      conditions upon which such dividends shall be payable (including whether they shall by payable in preference to, or in another relation to, the dividends payable on any other class or classes or series of shares) and the date from which dividends shall be cumulative in the event the Board of Directors determines that dividends shall be cumulative;

                                           C. Whether such series shall have
                                      conversion privileges and, if so, the
                                      terms and conditions of such conversion, including but not limited to, provision for adjustment of the conversion rate upon such events and in such manner as the Board of Directors shall determine;

                                           D. Whether or not the shares of such
                                      series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                                           E. Whether such series shall have a
                                      sinking fund for the redemption or
                                      purchase of shares of that series and, if so, the terms and amounts of such sinking fund;


                                           F. The rights of the shares of such
                                      series in the event of voluntary or
                                      involuntary liquidation, dissolution or
                                      winding up of the Corporation, and the
                                      relative rights of priority, if any, of
                                      payment in respect of shares of that
                                      series;


                                           G. Voting rights, if any, associated
                                      with the series, which may be full,
                                      limited or denied, except as otherwise
                                      required by law; and


                                           H. Any other relative rights,
                                      preferences and limitations of such series which shall not be inconsistent with this
                                      ARTICLE 4.


                             III. COMMON SHARES. The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and the provisions of this ARTICLE 4, to provide for the issuance from time to time of any number of authorized and unissued Common Shares, and shall determine the terms under which and the consideration for which the Corporation shall issue its Common Shares.


                                           A. Subject to the provisions of any
                                      applicable law, at every meeting of the
                                      shareholders, each holder of Common Shares shall be entitled to one vote, in person or by proxy, for each Common Share standing in the name of such shareholder on the books of the Corporation, on each matter on which the Common Shares are entitled to vote.

                                           B. Subject to the rights of holders
                                      of the Preferred Shares, the holders of
                                      the Common Shares shall be entitled to
                                      receive, when and as declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable in cash, in property, or in shares and the holders of the Preferred Shares shall not be entitled to participate in any such dividends (unless otherwise provided by the Board of Directors in any resolution providing for the issue of a series of Preferred Shares).

                                           C. In the event of any dissolution,
                                      liquidation or winding up of the affairs of the Corporation either voluntarily or involuntarily, the holders of the Common Shares shall be entitled, after payment or provision for payment in full of the debts and other liabilities of the Corporation and the amounts to which the holders of the Preferred Shares shall be entitled, to share ratably in the remaining assets of the Corporation available for distribution to its shareholders to the exclusion of the Preferred Shares (unless otherwise provided by the Board of Directors in any resolution providing for the issue of a series of Preferred Shares). Neither the merger or consolidation of the Corporation, nor the sale, lease or conveyance of all or part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Subparagraph III(C).

                             IV. NO PREEMPTIVE RIGHTS. No holder of shares of this Corporation of any class shall have, as such, as a matter of right, the preemptive right to subscribe for or purchase any part of any new or additional issue of shares of any class whatsoever, or of securities or other obligations convertible into or exchangeable for any shares of any class whatsoever or which by warrants or otherwise entitle the holders thereof to subscribe for or purchase any shares of any class whatsoever, which now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.


                             V. CONVERSION AND EXCHANGE OF PREVIOUSLY AUTHORIZED COMMON SHARES. Each Class A Common Share, Class B Common Share and Class C Common Share of the Corporation outstanding immediately prior to the effectiveness of these Amended and Restated Articles of Incorporation shall automatically and without further act or deed be converted into and exchanged for five hundred (500) Common Shares of the Corporation, rounded down to the nearest whole number to avoid the issuance of any fractional Common Shares, upon the effectiveness of these Amended and Restated Articles of Incorporation.

5.    CERTAIN                No person shall be disqualified from being a
      -------                director of the Corporation because he or she is
      TRANSACTIONS           or may be a party to, and no director of the
      ------------           Corporation shall be disqualified from entering
                             into,
                             any contract or other transaction to which the Corporation is or may be a party. No contract or other transaction shall be void or voidable for reason that any director or officer or other agent of the Corporation is a party thereto, or otherwise has any direct or indirect interest in such contract or transaction or in any other party thereto, or for reason that any interested director or officer or other agent of the Corporation authorizes or participates in authorization of such contract or transaction, (a) if the material facts as to such interest are disclosed or are otherwise known to the Board of Directors or applicable committee of directors at the time the contract or transaction is authorized, and at least a majority of the disinterested directors or disinterested members of the committee vote for or otherwise take action authorizing such contract or transaction, even though such disinterested directors or members are less than a quorum, or (b) if the contract or transaction (i) is not less favorable to the Corporation than an arm's length contract or transaction in which no director or officer or other agent of the Corporation has any interest or
                             (ii) is otherwise fair to the Corporation as of the time it is authorized. Any interested director may be counted in determining the presence of a quorum at any meeting of the Board of Directors or any committee thereof which authorizes the contract or transaction.

6.    AUTHORITY TO           The Directors of the Corporation shall have the
      ------------           power to cause the Corporation from time to time
      REPURCHASE             and at any time to purchase, hold, sell, transfer
      ----------             or otherwise deal with (a) shares of any class or
      STOCK                  series issued by it, (b) any security or other
      -----                  obligation of the Corporation which may confer upon
                             the holder thereof the right to convert the same into shares of any class or series authorized by the articles of the Corporation, and (c) any security or other obligation which may confer upon the holder thereof the right to purchase shares of any class or series authorized by the articles of the Corporation. The Corporation shall have the right to repurchase, if and when any shareholder desires to sell, or on the happening of any event is required to sell, shares of any class or series issued by the Corporation. The authority granted in this ARTICLE 6 of these Amended and Restated
                             Articles of Incorporation shall not limit the plenary authority of the directors to purchase, hold, sell, transfer or otherwise deal with shares of any class or series, securities or other obligations issued by the Corporation or authorized by its articles.

7.    CH. 1704               Chapter 1704 of the Ohio Revised Code shall not
      --------               apply to the Corporation.

8.    DIRECTORS;             All of the authority of the Corporation shall be
      ----------             exercised by or under the direction of the Board
      SHAREHOLDERS           of Directors except as otherwise provided in these
      ------------           Amended and Restated Articles of Incorporation
                             or the Code of Regulations of the Corporation or required by law. For the management of the business and for the conduct of the affairs of the Corporation and in further creation, definition, limitation and regulation of the power of the Corporation and of its directors and of its shareholders, it is further provided as follows:

                             I. CLASSIFIED BOARD. Subject to the rights of the holders of any class or series of shares of the Corporation having a preference over the Common Shares as to dividends or upon liquidation to elect additional directors under specific circumstances, the number of directors of the Corporation shall be fixed from time to time by or in accordance with the provisions of the Code of Regulations of the Corporation. The directors, other than those who may be elected by the holders of any class or series of shares of capital stock having preference over the Common Shares as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the Code of Regulations of the Corporation, one class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 2005, another class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 2006, and another class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 2007, with the members of each class to hold office until their successors are duly elected and qualified. At each annual meeting of the shareholders of the Corporation. the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.


                             II. NOTICE. Advance notice of nominations for the election of directors, or of proposals to be brought before a meeting of shareholders, other than nominations or proposals made by the Board of Directors or a committee thereof, shall be given in the manner provided in the Code of Regulations of the Corporation.


                             III. FILLING VACANCY. Subject to the right of the shareholders to fill a vacancy caused by the removal of a director at the same meeting at which the removal occurs, and subject further to the rights of the holders of any class or series of shares of capital stock of the Corporation having a preference over the Common Shares as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause may be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such directors successor shall have been elected and qualified. No reduction in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.


                             IV. REMOVAL. Subject to the rights of the holders of any class or series of shares of capital stock of the Corporation having a preference over the Common Shares as to dividends or upon liquidation to elect directors under specified circumstances, a director, or the entire Board of Directors, may be removed from office, with cause, but only by the affirmative vote of the holders of record of outstanding shares representing at least 75% of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock (as defined in ARTICLE 9 hereof), voting together as a single class, and entitled to vote in respect thereof. Any vacancy in the Board of Directors caused by any removal may be filled by the shareholders at the same meeting.

9.    SUPER-MAJORITY         I.       Capitalized terms used herein are defined
      --------------                  in Paragraph IV of this ARTICLE 9.
      VOTE FOR
      --------
      MAJOR
      -----
      TRANSACTIONS
      ------------
                             II.      In addition to any affirmative vote
                                      required by law or under any other
                                      provision of these Amended and Restated
                                      Articles of Incorporation or the Code of Regulations of the Corporation or otherwise, and except as otherwise expressly provided in this ARTICLE 9:

                                           A. Any merger or consolidation of
                                      this Corporation or any Subsidiary with or into (i) any Substantial Shareholder or
                                      (ii) any other Corporation (whether or not itself a Substantial Shareholder) which, after such merger or consolidation, would be an Affiliate of a Substantial Shareholder, or

                                           B. Any sale, lease, exchange,
                                      mortgage, pledge, transfer
                                      or other disposition (in one transaction or a series of related transactions) to or with any Substantial Shareholder of any Substantial Part of the assets of this Corporation or of any Subsidiary, or


                                           C. The issuance or transfer by this
                                      Corporation or by any Subsidiary (in one transaction or a series of related transactions) of any Equity Securities of this Corporation or any Subsidiary to any Substantial Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value in excess of an amount equal to five percent (5%) of the book value of the Corporation, as determined in accordance with generally accepted accounting principles, as of the end of the immediately preceding fiscal year, or

                                           D. The adoption of any plan or
                                      proposal for the liquidation or
                                      dissolution of this Corporation if, as of the record date for the determination of shareholders entitled to notice thereof and to vote thereon, any person shall be a Substantial Shareholder, or


                                           E. Any reclassification of securities
                                      (including any reverse stock split) or
                                      recapitalization of this Corporation, or any reorganization, merger or consolidation of this Corporation with any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving a Substantial Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding securities of any class of Equity Securities of this Corporation or any Subsidiary which is directly or indirectly Beneficially Owned by any Substantial Shareholder, shall (except as otherwise expressly provided in these Amended and Restated Articles of Incorporation) require the affirmative vote of the holders of not less than 75% of the Votes entitled to be cast by all holders of all then outstanding shares of Voting Stock; provided that such affirmative vote must include the affirmative vote of the holders of shares of Voting Stock entitled to cast a majority of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock not beneficially owned by the Substantial Shareholder in question. Each such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement with The NASDAQ Stock Market or any national securities exchange or otherwise.

                             III. The provisions of this ARTICLE 9 shall not be applicable to any Business Combination, the terms of which shall be approved, either in advance of or subsequent to a Substantial Shareholder having become a Substantial Shareholder, by three-fourths (3/4) of the Whole Board, but only if a majority of the members of the Board of Directors in office and acting upon such matter shall be Continuing Directors.

                             IV.      For the purpose of this ARTICLE 9:


                                           A. A "Person" shall mean any
                                      individual, firm, Corporation or other
                                      entity.


                                           B. The term "Business Combination" as
                                      used in this ARTICLE 9 shall mean any
                                      transaction which is described in any one or more of Subparagraphs (A) through (E) of Paragraph II of this ARTICLE 9.

                                           C. "Substantial Shareholder" shall
                                      mean any Person who or which, as of the
                                      record date for the determination of
                                      shareholders entitled to notice of and to vote on any Business Combination, or immediately prior to the consummation of any such Business Combination:

                                                (1) Is the Beneficial Owner,
                                      directly or indirectly, of more than
                                      fifteen percent (15%) of the shares of
                                      Voting Stock (determined solely on the
                                      basis of the total number of shares of
                                      Voting Stock so Beneficially Owned (and
                                      without giving effect to the number or
                                      percentage of votes entitled to be cast in respect of such shares) in relation to the total number of shares of Voting Stock then issued and outstanding), or

                                                (2) Is an Affiliate of this
                                      Corporation and at any time within three years prior thereto was the Beneficial Owner, directly or indirectly, of more than fifteen percent (15%) of the then outstanding Voting Stock (determined as aforesaid), or

                                                (3) Is an assignee of or has
                                      otherwise succeeded to any shares of this Corporation which were at any time within three years prior thereto Beneficially Owned by any Substantial Shareholder, and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

                                      Notwithstanding the foregoing, a
                                      Substantial Shareholder shall not include
                                      (i) this Corporation or any Subsidiary, or
                                      (ii) any profit-sharing, employee stock
                                      ownership or other employee benefit plan of this Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity.

                                           D. "Beneficial Ownership" shall be
                                      determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (or any successor rule or statutory provision) or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to said Rule 13d-3 as in effect on December 31, 2003; provided, however, that a Person shall, in any event, also be deemed to be the "Beneficial Owner" of any shares of Voting
                                      Stock:

                                                (1) Which such Person or any of
                                      its Affiliates or Associates beneficially own, directly or indirectly, or


                                                (2) Which such Person or any of
                                      its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any shares of Voting Stock solely by reason of an agreement, arrangement or understanding with this Corporation to effect a Business Combination or upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise, or
                                      (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any shares of Voting Stock solely by reason of a revocable proxy granted for a particular meeting of shareholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such Person nor any such Affiliate or Associate is otherwise deemed the beneficial owner), or

                                                (3) Which are beneficially
                                      owned, directly or indirectly, by any
                                      other Person with which such first
                                      mentioned Person or any of its Affiliates or Associates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of this Corporation: and provided further, however, that (i) no director or officer of this Corporation, nor any Associate or Affiliate of any such director or officer, shall, solely by reason of any or all such directors and officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any shares of Voting Stock beneficially owned by any other such director or officer (or any Associate or Affiliate thereof), and (ii) no employee stock ownership or similar plan of this Corporation or any Subsidiary nor any trustee with respect thereto, nor any Associate or Affiliate of any such trustee, shall, solely by reason of such capacity of such trustee, be deemed for any purposes hereof, to beneficially own any shares of Voting Stock held under any such plan.

                                           E. For purposes of computing the
                                      percentage Beneficial Ownership of shares of Voting Stock of a Person in order to determine whether such Person is a Substantial Shareholder, the outstanding shares of Voting Stock shall include shares deemed owned by such Person through application of Subparagraph (D) of this Paragraph IV but shall not include any other shares of Voting Stock which may be issuable by this Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding shares of Voting Stock shall include only shares of Voting Stock then outstanding and shall not include any shares of Voting Stock which may be issuable by this Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

                                           F. "Continuing Director" shall mean
                                      any member of the Board of Directors of
                                      the Corporation who is unaffiliated with the Substantial Shareholder and was a member of the Board of Directors prior to the time that the Substantial Shareholder became a Substantial Shareholder; any successor of a Continuing Director who is unaffiliated with the Substantial Shareholder and is approved to succeed a Continuing Director by the Continuing Directors; any member of the Board of Directors who is appointed to fill a vacancy on the Board of Directors who is unaffiliated with the Substantial Shareholder and is approved by the Continuing Directors.

                                           G. "Whole Board" shall mean the total
                                      number of directors which this Corporation would have if there were no vacancies.


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

                                           H. An "Affiliate" of a specified
                                      Person is a Person that directly, or
                                      indirectly through one or more
                                      intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

                                           I. The term "Associate" used to
                                      indicate a relationship with any Person
                                      shall mean (i) any Corporation or
                                      organization (other than this Corporation or a Subsidiary) of which such Person is an officer or partner, or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of Equity Securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (iii) an relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person, or is an officer or director of any Corporation controlling or controlled by such Person.

                                           J. "Subsidiary" shall mean any
                                      Corporation of which a majority of any
                                      class of Equity Security is owned,
                                      directly or indirectly, by this
                                      Corporation; provided, however, that, for the purposes of the definition of Substantial Shareholder set forth in Subparagraph (C) of this Paragraph IV, the term "Subsidiary" shall mean only a Corporation of which a majority of each class of Equity Security is owned, directly or indirectly, by this Corporation.

                                           K. "Substantial Part" shall mean
                                      assets having a book value (determined in accordance with generally accepted accounting principles) in excess of ten percent (10%) of the book value (determined in accordance with generally accepted accounting principles) of the total consolidated assets of this Corporation, at the end of its most recent fiscal year ending prior to the time the determination is made.

                                           L. "Voting Stock" shall mean any
                                      shares of capital stock of this
                                      Corporation entitled to vote generally in the election of directors.


                                           M. "Equity Security" shall have the
                                      meaning given to such term under Rule
                                      3a11-1 of the General Rules and
                                      Regulations under the Securities Exchange
                                      Act of 1934, as amended, as in effect on December 31, 2003.

                             V. A majority of the Continuing Directors then in office shall have the power to determine for the purposes of this ARTICLE 9, on the basis of information known to them



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

                                      (i) the number of shares of Voting Stock
                                      Beneficially Owned by any Person, (ii)
                                      whether a Person is an Affiliate or
                                      Associate of another, (iii) whether the
                                      assets subject to any Business Combination constitute a Substantial Part of the assets of the Corporation in question, and/or (iv) any other factual matter relating to the applicability or effect of this ARTICLE 9.


                             VI. A majority of the Continuing Directors then in office shall have the right to demand that any Person who is reasonably believed to be a Substantial Shareholder (or holder of record shares of Voting Stock Beneficially Owned by any Substantial Shareholder) supply this Corporation with complete information as to (i) the record owner(s) of all shares Beneficially Owned by such Person who is reasonably believed to be a Substantial Shareholder, (ii) the number of, and class or series of, shares Beneficially Owned by such Person who it is reasonably believed is a Substantial Shareholder and held of record by each such record owner and the number(s) of the share certificate(s) evidencing such shares, and (iii) any other factual matter relating to the applicability or effect of this ARTICLE 9, as may be reasonably requested of such Person, and such Person shall furnish such information within 10 days after receipt of such demand.


                             VII. Any determinations made by the Board of Directors, or by the Continuing Directors, as the case may be, pursuant to this
                                      ARTICLE 9 in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon this Corporation and its shareholders, including any Substantial Shareholder.

                             VIII. Nothing contained in this ARTICLE 9 shall be construed to relieve any Substantial Shareholder from any fiduciary obligation imposed by law.

10.   CONSTITUENCIES         The Board of Directors of the Corporation, when
      --------------         evaluating any offer of another party to (1) make
                             a tender or exchange offer for any Equity Security of the Corporation, (2) merge or consolidate the Corporation with another Corporation, or (3) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, may in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including without limitation the social and


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

                             economic effects on the employees, customers, suppliers and other constituents of the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located and any other factors which the Board of Directors may consider under Ohio law.

11.   VOTE TO AMEND          I.       75% VOTE.  Notwithstanding any other
      -------------                   provisions of these Articles of
      ARTICLES                        Incorporation or the Code of Regulations
      --------                        of the Corporation (and notwithstanding
                                      the fact that a lesser percentage may be specified by law or in any agreement with The NASDAQ Stock Market or any national securities exchange or in any other provision of these Amended and Restated
                                      Articles of Incorporation or the Code of Regulations of the Corporation), the affirmative vote of the holders of at least 75% of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock (as that term is defined in ARTICLE 9 hereof), shall be required to amend, alter, change or repeal, or adopt any provisions inconsistent with, ARTICLES 8, 10, 11 or
                                      12 of these Amended and Restated Articles of Incorporation, and the affirmative vote of the holders of at least 75% of the votes entitled to be cast by the holders of all then outstanding shares of Voting
                                      Stock, including the holders of at least a majority of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock of the Corporation not beneficially owned by a Substantial
                                      Shareholder (as that term is defined in
                                      ARTICLE 9), shall be required to amend
                                      alter, change or repeal, or adopt any
                                      provision inconsistent with ARTICLE 9 of these Amended and Restated Articles of Incorporation.

                             II.      MAJORITY VOTE. Except as otherwise
                                      provided in these Amended and Restated
                                      Articles of Incorporation, including
                                      without limitation Paragraph I of this
                                      ARTICLE 11, the shareholders of the
                                      Corporation may, by the affirmative vote of the holders of at least a majority of the votes entitled to be cast by the holders of all then outstanding shares of the Voting Stock, amend, alter, change or repeal any provision contained in these Amended and Restated Articles of Incorporation.

12.   VOTE TO AMEND           I.      Except as provided in Subparagraph II
      -------------                   of this ARTICLE 12, and notwithstanding
      CODE OF REGULATIONS             any other provisions of these Amended
      -------------------             and Restated Articles of Incorporation
                                      or the Code of Regulations of the
                                      Corporation (and notwithstanding the fact that a lesser percentage may be specified by law or in any agreement with The NASDAQ
                                      Stock Market or any
                                      national securities exchange or any other provision of these Amended and Restated
                                      Articles of Incorporation or the Code of Regulations of the Corporation), the affirmative vote of the holders of at least 75% of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock (as that term is defined in ARTICLE 9 hereof), shall be required to amend, alter, change or repeal, or adopt any provisions inconsistent with, the Code of Regulations of the Corporation: provided, however, that if such amendment, alteration, change or repeal has been approved by three-fourths (3/4) of the Whole Board (as defined in ARTICLE 9 hereof), the shareholders may, by the affirmative vote of the holders of at least a majority of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock, approve such amendment, alteration, change or repeal. Any amendment to these Amended and Restated
                                      Articles of Incorporation which shall
                                      contravene the Code of Regulations in
                                      existence on the record date of the
                                      meeting of shareholders at which such
                                      amendment is to be voted upon by the
                                      shareholders, shall require the
                                      affirmative vote of the holders of at
                                      least 75% of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; provided, however, that if such amendment has been approved by three-fourths (3/4) of the Whole Board, the shareholders may approve such amendment to these Amended and Restated
                                      Articles of Incorporation by the
                                      affirmative vote of the holders of at
                                      least a majority of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock.

                             II. If and to the extent permitted by the Ohio Revised Code as the same may be amended from time to time, the Code of Regulations of the Corporation, and any provision thereof, may be amended, altered, changed or repealed by the affirmative vote of three-fourths (3/4) of the Whole Board; provided that any amendment, alteration, change or repeal which is materially prejudicial to the substantive rights of the shareholders of the Corporation (or any class of shareholders of the Corporation) may not be adopted by the directors of the Corporation pursuant to this Subsection II of ARTICLE 12. The authority granted to the directors pursuant to this Subsection II of ARTICLE 12 is in addition to, and shall not abridge, the rights of the shareholders and directors of the Corporation granted pursuant to Subsection I of ARTICLE 12 of these Amended and Restated Articles of Incorporation.

13.   VOTING                 I.       MAJORITY VOTE.  Notwithstanding any
      ------                          provision of the Ohio Revised Code
      MATTERS                         requiring for any purpose the vote,
      -------                         consent, waiver or release of the holders
                                      of shares of the Corporation entitling
                                      them to exercise two-thirds (2/3) or any other proportion of the voting power of the Corporation or of any class or classes of shares thereof, such action may be taken by the vote, consent, waiver or release of the holders of shares entitling them to exercise not less than a majority of the voting power of the Corporation or of such class or classes, unless expressly provided otherwise by statute or in these Amended and Restated Articles of
                                      Incorporation.

                             II. CUMULATIVE VOTING. Shareholders of the Corporation shall not have the right to vote cumulatively in the election of directors.

14.   SUPERSEDE              These Amended and Restated Articles of
      ---------              Incorporation take the place of and supersede the
                             existing Amended and Restated Articles of Incorporation of the Corporation.


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